Exhibit 99.2


Prime Group Realty Trust Reports First Quarter 2004 Results

    CHICAGO--(BUSINESS WIRE)--May 6, 2004--Prime Group Realty Trust (NYSE:PGE) (the "Company") announced its results today for the quarter ended March 31, 2004. Net loss available to common shareholders was $7.3 million or $0.31 per diluted share for the first quarter of 2004, as compared to net income of $12.6 million or $0.80 per diluted share reported for the first quarter of 2003. Funds From Operations ("FFO") available to common shareholders for the first quarter of 2004 totaled $0.13 per diluted share, as compared to $1.21 per diluted share for the first quarter of 2003.
    The loss for the quarter included $2.4 million or $0.10 per diluted share of losses from the Company's 33 West Monroe Street property (the former Arthur Andersen headquarters), which has since been sold, and $2.9 million or $0.12 per diluted share of an equity accounting allocation of loss related to the Company's joint venture interest in Bank One Center.
    Revenue for the first quarter was $35.7 million, a decrease of $37.5 million from first quarter 2003 revenue of $73.2 million. The decrease was principally a result of lease termination fee income in 2003 ($29.7 million) and subsequent reduction of revenues ($1.6 million) related to the termination of Arthur Andersen's leases at the 33 West Monroe Street and IBM Plaza properties, revenue earned in 2003 ($4.0 million) from the National City Center office property which was sold in June 2003, and revenue earned in 2003 for Bank One Center ($6.4 million) in which we subsequently sold a 70% joint venture interest and no longer consolidate its revenues.
    The net loss for the first quarter 2004 as compared to the net income for the first quarter of 2003 was principally a result of the termination fee earned in 2003 from the Arthur Andersen lease terminations, earnings from the operations of Bank One Center and National City Center in the 2003 quarter and the Company's share of equity accounting loss from its investment in the Bank One Center joint venture in the 2004 quarter.
    The decrease in FFO is principally due to the reasons discussed above for the change in GAAP loss, with the exception of real estate depreciation and amortization, which is excluded from expense when computing FFO. In addition, for the purposes of computing FFO available to common shareholders per diluted share, the Company included outstanding common shares and common units in its operating partnership in arriving at weighted average shares of beneficial interest. FFO is a non-GAAP financial measure. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO and has included a reconciliation of this measure to GAAP net income (loss) with this press release.
    "We have continued the momentum that we gained in 2003 into this first quarter of 2004," states Stephen J. Nardi, the Company's Chairman. "We successfully dealt with the maturing indebtedness on our 180 North LaSalle Street office building and acquired the fee simple title to the property. We also entered into a contract for the sale of our 33 West Monroe Street property, which has been a substantial drag on our earnings, FFO and cash flow since the termination of the Arthur Andersen lease. In conjunction with the sale, which was closed in April 2004, we were able to repay the first mortgage debt in full and our mezzanine lender agreed to move its security interest in the 33 West Monroe Street property to our 180 North LaSalle Street property. In the first quarter, we continued our leasing successes as executed and commenced leases totaled 860,880 rentable square feet--a very busy quarter. This included 415,095 rentable square feet of new office leases, 109,453 rentable square feet of office lease expansions, 80,526 rentable square feet of office lease renewals and 23,184 rentable square feet of renewed industrial leases. All of these leases commence during 2004. It also included 232,622 rentable square feet of office renewals and expansions which commence in 2005 or beyond."

    Conference Call Information

    Prime Group Realty Trust has scheduled an investor conference call for Tuesday, May 11, 2004 at 10:00 a.m. (CDT) to discuss the Company's results for the quarter ended March 31, 2004. Investors and interested parties may listen to the call via a live webcast accessible on the Company's web site at www.pgrt.com. To listen, please register and download audio software on the site at least fifteen minutes prior to the start of the call. The webcast will be archived on the site until June 10, 2004.
    To participate via teleconference, please call 877-297-1612 at least five minutes prior to the beginning of the call. If you are calling from outside North America, please call 706-679-7562. A replay of the call will be available through Thursday, June 10, 2004 by calling 800-642-1687 or 706-645-9291 and referencing Conference ID #9164871.
    In addition to the information provided in this press release, the Company publishes a quarterly "Supplemental Financial and Operating Statistics" package. The supplemental information package and the information contained in this press release can be found on the Company's web site under "Investor Information," and as part of a current report on Form 8-K furnished to the Securities and Exchange Commission.

    About the Company

    Prime Group Realty Trust is a fully integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 12 office properties containing an aggregate of approximately 4.7 million net rentable square feet and 30 industrial properties containing a total of approximately 3.9 million net rentable square feet. In addition, the Company owns 217.4 acres of developable land and joint venture interests in three office properties containing an aggregate of 2.8 million net rentable square feet.

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "will be", "believes", "expects", "anticipates" "estimates" and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.


                       Prime Group Realty Trust
                 Consolidated Statements of Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                                        Three Months
                                                           ended
                                                          March 31
                                                       2004     2003
                                                     -----------------
Revenue:
Rental                                               $20,126  $26,218
Lease termination fees                                   436   29,712
Tenant reimbursements                                 12,873   15,382
Other property revenues                                  988    1,488
Services Company revenue                               1,270      366
                                                     -----------------
Total revenue                                         35,693   73,166

Expenses:
Property operations                                   10,093   11,735
Real estate taxes                                      8,472   10,180
Depreciation and amortization                          7,519    9,482
General and administrative                             2,479    2,320
Services Company expenses                              1,266      560
Strategic alternative costs                                -       53
                                                     -----------------
Total expenses                                        29,829   34,330
                                                     -----------------

Operating income                                       5,864   38,836
Other (expense) income                                (2,633)     642
  Interest:
    Expense                                           (8,526) (15,299)
    Amortization of deferred financing costs            (564)  (1,622)
                                                     -----------------
(Loss) income from continuing operations before
 minority interests                                   (5,859)  22,557
Minority interests                                       877   (8,358)
                                                     -----------------
(Loss) income from continuing operations              (4,982)  14,199
Discontinued operations, net of minority interests
 of $(474) in 2003                                         -      672
                                                     -----------------
(Loss) income before loss on sales of real estate     (4,982)  14,871
Loss on sales of real estate, net of minority
 interests of $2 in 2004                                 (18)       -
                                                     -----------------
Net (loss) income                                     (5,000)  14,871
Net income allocated to preferred shareholders        (2,250)  (2,250)
                                                     -----------------
Net (loss) income available to common shareholders   $(7,250) $12,621
                                                     =================

Basic and diluted earnings available to common shares
 per weighted-average common share:
(Loss) income from continuing operations              $(0.31)   $0.76
Discontinued operations, net of minority interests         -     0.04
Loss on sales of real estate, net of minority
 interests                                                 -        -
                                                     -----------------
Net (loss) income available per weighted-average
 common share of beneficial interest-basic and
 diluted                                              $(0.31)   $0.80
                                                     =================

                       Prime Group Realty Trust
                          GAAP Reconciliation
          of Net (Loss) Income to Funds From Operations (FFO)
                Available to Common Share/Unit Holders
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                                        Three Months
                                                           Ended
                                                          March 31
                                                       2004     2003
                                                      ----------------
Net (loss) income                                    $(5,000) $14,871
Adjustments to reconcile to Funds from Operations:
   Real estate depreciation and amortization           7,187    9,121
   Amortization of costs for leases assumed               72      320
   Share of joint venture adjustments                  4,388      854
Adjustments for discontinued operations:
    Real estate depreciation and amortization              -      555
    Minority interests                                     -      474
Minority interests                                      (877)   8,358
                                                      ----------------
FFO(1)                                                $5,770  $34,553
Income allocated to preferred shareholders            (2,250)  (2,250)
                                                      ----------------
FFO available to common share/unit holders            $3,520  $32,303
                                                      ================

FFO available to common share/unit holders per
 share/unit of beneficial interest:
       Basic and Diluted                               $0.13    $1.21
                                                      ================

Weighted average shares/units of beneficial interest:
   Common shares                                      23,665   15,675
   Nonvested employee stock grants                         -        6
   Operating Partnership units                         3,076   11,028
                                                      ----------------
       Basic                                          26,747   26,747
                                                      ================
   Common shares                                      23,671   15,713
   Nonvested employee stock grants                         -        6
   Employee stock options                                 20        -
   Operating Partnership units                         3,076   11,028
                                                      ----------------
       Diluted                                        26,767   26,747
                                                      ================

    (1) Funds from Operations is a non-GAAP financial measure. Funds from Operations ("FFO") is defined as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP") plus real estate depreciation and amortization, excluding gains (or losses) from sales of operating properties, and after comparable adjustments for unconsolidated joint ventures and discontinued operations. Funds from Operations includes results from discontinued operations, including related revenues, property operations expense, real estate taxes expense, provisions for impairment and interest expense. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
    The Company utilizes FFO as a performance measure. The Company believes that FFO provides useful information to investors regarding the Company's performance as FFO provides investors with additional means of comparing the Company's operating performance with the operating performance of its competitors. FFO is not representative of cash flow from operations, is not indicative that cash flows are adequate to fund all cash needs and should not be considered as an alternative to cash flows as a measure of liquidity. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO.

                       Prime Group Realty Trust
                      Consolidated Balance Sheets
               (Dollars in thousands, except share data)
                              (Unaudited)

                                                 March 31  December 31
                                                   2004       2003
                                                ----------------------
Assets
Real estate, at cost:
 Land                                             $141,190   $146,805
 Building and improvements                         578,147    624,745
 Tenant improvements                                78,950     85,153
 Furniture, fixtures and equipment                  10,249     10,318
                                                ----------------------
                                                   808,536    867,021
 Accumulated depreciation                         (123,776)  (129,381)
                                                ----------------------
                                                   684,760    737,640
 Property held for development                      18,958     18,955
                                                ----------------------
                                                   703,718    756,595
Property held for sale (including $19,998 of
 restricted cash escrow)                            69,757          -
Investments in unconsolidated entities              39,557     42,778
Cash and cash equivalents                           32,732     32,608
Receivables, net of allowance of $1,077 and $852
 at March 31, 2004 and December 31, 2003,
 respectively:
   Tenant                                            1,673      2,031
   Deferred rent                                    20,105     19,758
   Other                                             1,256        410
Restricted cash escrows                             44,017     69,890
Deferred costs, net                                 19,176     21,079
Other                                                2,144      3,632
                                                ----------------------
Total assets                                      $934,135   $948,781
                                                ======================
Liabilities and Shareholders' Equity
Mortgages and notes payable                       $494,256   $547,920
Mortgage note payable related to property held
 for sale                                           59,250          -
Bonds payable                                       24,900     24,900
Liabilities related to property held for sale        2,566          -
Accrued interest payable                             2,108      1,719
Accrued real estate taxes                           24,711     31,629
Accrued tenant improvement allowances                4,776     10,973
Accounts payable and accrued expenses               10,639     13,067
Liabilities for leases assumed                      12,470     13,792
Deficit investment in unconsolidated entity          5,135      5,168
Dividends payable                                    2,250          -
Other                                               13,289     14,472
                                                ----------------------
Total liabilities                                  656,350    663,640
Minority interests:
 Operating Partnership                              20,924     21,803
Shareholders' equity:
 Preferred Shares, $0.01 par value; 30,000,000
  shares authorized:
   Series B - Cumulative Redeemable Preferred
    Shares, 4,000,000 shares designated, issued
    and outstanding                                     40         40
 Common Shares, $0.01 par value; 100,000,000
  shares authorized; 23,671,996 and 23,670,522
  shares issued and outstanding at
  March 31, 2004 and December 31, 2003,
  respectively                                         236        236
 Additional paid-in capital                        381,273    381,273
 Accumulated other comprehensive loss               (2,016)    (2,917)
 Distributions in excess of earnings              (122,672)  (115,294)
                                                ----------------------
Total shareholders' equity                         256,861    263,338
                                                ----------------------
Total liabilities and shareholders' equity        $934,135   $948,781
                                                ======================


    CONTACT: Prime Group Realty Trust
             Stephen J. Nardi (Chairman of the Board)
             Richard M. FitzPatrick (Chief Financial Officer)
             312-917-1300